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                                  EXHIBIT 99.2

NEWS RELEASE

                                                                   [LUCENT LOGO]








MEDIA INQUIRIES                                            INVESTOR INQUIRIES
Michelle Davidson                                          Barbara Gasper
908-582-7635 (office)                                      908-582-8577 (office)
908-490-1731 (home)                                        888-417-3212 (pager)
mmdavidson@lucent.com                                      bgasper@lucent.com




LUCENT TECHNOLOGIES EXPECTS TO RAISE $1 BILLION THROUGH CONVERTIBLE PREFERRED STOCK OFFERING

FOR RELEASE TUESDAY, JULY 31, 2001

     MURRAY HILL, N.J. - Lucent Technologies (NYSE: LU) today announced its intention to make a private offering of redeemable convertible preferred stock, subject to market and other conditions. The company expects to raise $1 billion through this transaction and intends to use the net proceeds from this offering for general corporate purposes. The company is making available the recent developments section of the offering memorandum for the redeemable convertible preferred stock in a Form 8-K that will be filed with the Securities and Exchange Commission.

     The redeemable convertible preferred stock will be offered to qualified institutional buyers in reliance on Rule 144A and outside the United States in reliance on Regulation S under the Securities Act of 1933. The redeemable convertible preferred stock will not be registered under the Securities Act. Unless and until so registered, the redeemable convertible preferred stock may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the redeemable convertible preferred stock, nor shall there be any sale of the redeemable convertible preferred stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. This news release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

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        Lucent Technologies, headquartered in Murray Hill, N.J., USA, designs and delivers the systems, software and services for next-generation communications networks for service providers and enterprises. Backed by the research and development of Bell Labs, Lucent focuses on high-growth areas such as broadband and mobile internet infrastructure; communications software; Web-based enterprise solutions that link private and public networks; and professional network design and consulting services. For more information on Lucent Technologies, visit its web site at http://www.lucent.com.



This news release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include price and product competition, dependence on new product development, reliance on major customers and suppliers, customer demand for our products and services, the ability to successfully integrate acquired companies, availability of manufacturing capacity, components and materials, timely completion of the expected sale of certain of Lucent's manufacturing facilities, assets and operations, and its optical fiber business, and continued availability of quality products and components at reasonable prices after the sales, control of costs and expenses, international growth, credit concerns in the emerging service provider market, our credit rating and ability to provide customer financing when appropriate, compliance with the covenants and restrictions of our bank credit facilities, the timely completion of the expected distribution of Agere shares to Lucent shareholders, the timely implementation of our restructuring and financial plans, including the amendment of our bank credit facilities on satisfactory terms and on a timely basis to allow Lucent to accomplish Phase II of its restructuring program on the timetable currently envisioned, general industry and market conditions and growth rates and general domestic and international economic conditions, including the global economic slowdown and interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see the reports filed by Lucent with the Securities and Exchange Commission. Lucent disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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